Registration No. 33-21992

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

-------------------------------------------------------------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

-------------------------------------------------------------------------------

                                 GIANT FOOD INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                 53-0073545
 (Jurisdiction of Incorporation)       (I.R.S. Employer Identification Number)

                                6300 Sheriff Road
                                 Department 593
                            Landover, Maryland 20785
                    (Address of principal executive offices)
                    ----------------------------------------
                                 GIANT FOOD INC.
                      1987 NON-QUALIFIED STOCK OPTION PLAN

                            (Full title of the plan)
                    ----------------------------------------
                                Wayne K. Johnson
               Jorden Burt Boros Cicchetti Berenson & Johnson LLP
                       1025 Thomas Jefferson Street, N.W.
                                 Suite 400 East
                             Washington, D.C. 20007
                                 (202) 965-8100

                      (Name, address, and telephone number,
                   including area code, of agent for service)

                    ----------------------------------------

On May 19, 1988, Giant Food Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 33-21992 (the "Registration Statement"), for the sale of 200,000 shares of Class A Common Stock, par value $1.00 (the "Common Stock"), of the Company under the 1987 Non-Qualified Stock Option Plan (the 'Plan"). On October 22 , 1998, Royal Ahold concluded its tender offer for the Class A Shares of the Company. In connection with its acquisition by Royal
Ahold, the Company undertook to terminate the Plan and to cancel each outstanding option under the Plan and pay the holder thereof in cash an amount equal to the product of (x) the total number of shares subject to each such option, whether or not then vested or exercisable, and (y) the excess of the offer price being paid by Royal Ahold for shares of Class A Common Stock over the exercise price per share subject to such option. The options have been cancelled and the Plan has been terminated. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister 16,000 unsold shares of the Class A Common Stock formerly issuable under the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post- Effective
Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Landover, State of Maryland, on the 10th day of December , 1998.

                                          GIANT FOOD INC.

                                          By: /s/ Pete L. Manos
                                          Pete L. Manos
                                          President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement to be signed by the following persons in the capacities and on the dates indicated:

Signature                           Capacity in Which Signed       Date


/s/ Pete L. Manos                                                  12/10/98
Pete L. Manos                       Director, President and
                                    Chief Executive Officer


/s/ C.H.  Van der Hoeven                                           12/10/98
C.H. Van der Hoeven                 Director


/s/J.G. Andreae                                                    12/10/98
J.G. Andreae                        Director


/s/A.M. Meurs                                                      12/10/98
A.M. Meurs                          Director


/s/R. Zwartendijk                                                  12/10/98
R. Zwartendijk                      Director


/s/Alan S. Noddle                                                  12/10/98
Alan S. Noddle                      Director


/s/Robert G. Tobin                                                 12/10/98
Robert G. Tobin                     Director


/s/Mark H. Berey                                                   12/10/98
Mark H. Berey                       Senior Vice President-Finance,
                                    Treasurer and Chief Financial Officer
                                    (Principal Accounting Officer)